UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: May 20, 2016
Date of earliest event reported: May 17, 2016
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On May 17, 2016, Hooper Holmes, Inc. (the “Company”) received a notice from the NYSE MKT indicating that, based on the Company’s shareholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, the Company is not in compliance with Section 1003(a)(i) of the NYSE MKT Company Guide (the “Company Guide”). Section 1003(a)(i) of the Company Guide requires a company that has had losses from continuing operations in two of its three most recent fiscal years to have at least $2.0 million of shareholders’ equity. The Company had previously been notified of its noncompliance with Sections 1003(a)(ii) and (iii) of the Company Guide, which set higher shareholders’ equity thresholds than Section 1003(a)(i). Section 1003(a)(iii) is the most restrictive of these provisions, requiring at least $6 million of shareholders’ equity for a company with losses from continuing operations in its last five fiscal years. Since the NYSE MKT accepted its plan to regain compliance with the $6 million shareholders’ equity requirement of Section 1003(a)(iii) by May 8, 2017, the Company is not required to submit a new plan to comply with the Section 1003(a)(i) requirement that is the subject of the May 17, 2016 notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: May 20, 2016	By:	/s/ Steven R. Balthazor
Steven R. Balthazor, CFO